Exhibit 99.1

PURE Bioscience Reports Fiscal Third Quarter 2026

Financial Results

EL CAJON, Calif. – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal third quarter ended April 30, 2026.

Summary of Results of Operations – Third Quarter

●	Net product sales were $506,000 and $489,000 for the fiscal third quarters ended April 30, 2026 and 2025, respectively. The $17,000 increase was attributable to higher sales across our distribution network.
●	Net loss for the fiscal third quarter ended April 30, 2026 was $624,000, compared to $580,000 for the fiscal third quarter ended April 30, 2025.
●	Net loss, excluding share-based compensation, for the fiscal third quarter ended April 30, 2026 was $569,000, compared to $547,000 for the fiscal third quarter ended April 30, 2025.
●	Net loss per share was ($0.01) for the fiscal third quarters ended April 30, 2026 and 2025, respectively.

Summary of Results of Operations – Prior Nine Months

●	Net product sales were $1,656,000 and $1,435,000 for the nine months ended April 30, 2026 and 2025, respectively. The $221,000 increase was attributable to higher sales across our end-user network.
●	Net loss for the nine months ended April 30, 2026 was $1,873,000, compared to $2,067,000 for the nine months ended April 30, 2025.
●	Net loss, excluding share-based compensation, for the nine months ended April 30, 2026 was $1,726,000, compared to $1,950,000 for the nine months ended April 30, 2025.
●	Net loss per share was ($0.02) for the nine months ended April 30, 2026 and 2025, respectively.

Jeff Kitchell, President, stated, “Our fiscal year-over-year sales have continued to grow while reducing operating expenses. We have continued to develop our technology, introducing new products such as PURE® Clean, and to expand into new industries, including dairy, through our game-changing membrane treatment program delivered by our distribution partners. Our ongoing R&D work is driven by industry demand for more effective and safer solutions and by our commitment to meeting that demand with innovative solutions using our proprietary SDC technology.”

Business Update

● PURE® Clean has begun commercial adoption with national food brands following its launch, generating initial sales and expanding opportunities across multiple end markets.

● We continue to advance our food safety platform through expanded automation systems, spiral freezer solutions, and drain sanitation programs, with multiple customer validations progressing toward broader commercial implementation.

● AJ Bogan, Director of Technical Services, will be a featured speaker at the Membrane Technology Forum on June 16, 2026, where he will present on the application of PURE’s patented SDC technology for membrane treatment and performance optimization.

● PURE has experienced continued growth in the transportation sector, driven by increased adoption of trailer treatment programs, expansion with strategic industry partners, and the introduction of PURE Fleet Wash, a new solution featuring readily biodegradable ingredients and patented SDC technology that further strengthens our transportation offering.

● Our distribution partners continue to drive deeper penetration within existing markets while expanding the reach of PURE technologies into new applications and customer segments, creating additional opportunities for adoption and growth.

Tim Steffensmeier, Vice President of Sales and Marketing, stated, “The momentum we’re building today is the result of deliberate actions our team has been taking. While there is still work to do, we are expanding our reach, strengthening our partnerships, and positioning PURE for sustainable long-term growth. We believe the future is bright and remain focused on executing our strategy.”

Management Update

Robert Bartlett has announced plans to retire from the position of Chief Executive Officer (CEO) on July 31, 2026, coinciding with the end of the fiscal year. His leadership was marked by significant organizational transformation, policy achievements, and the Company’s growth in the industry. Mr. Bartlett will continue in his role as a Board Member and will be an Advisor to the CEO. Mr. Bartlett plans to spend more time with his friends, family, and grandchildren in Orange County, California.

“It has been a privilege to serve PURE Bioscience and to lead such an outstanding and talented team who are all dedicated to seeing the success of this Company,” said Mr. Bartlett. “I wish I were a younger man and could give more of my life to this wonderful organization.”

The Company’s President, Jeff Kitchell, has been appointed to take over as CEO, effective August 1, 2026. Mr. Kitchell also will become a Board Member.

Board of Directors Update

Bernard Blotner will be leaving PURE’s Board of Directors. “Mr. Blotner has been an invaluable asset to our organization,” said Ivan Chen, Chairman of the Board. “While we are deeply saddened to see him step down, we are incredibly grateful for his dedication and the significant impact he had during his tenure.” During his time on the Board, Mr. Blotner played a pivotal role in guiding the organization’s strategic expansion. “It has been an honor to serve on the Board of PURE. While I must step down to focus on my health, I am incredibly proud of what has been accomplished and remain a strong supporter of the organization’s mission,” said Mr. Blotner.

About PURE Bioscience, Inc.

PURE is committed to redefining chemical safety through its innovative technology. With a focus on efficacy and effectiveness, PURE develops advanced solutions that meet the highest safety standards and produce best-in-class results for its consumers and distributors. PURE continues to focus on developing and commercializing our proprietary antimicrobial products, primarily in the food and beverage industry. We provide solutions to combat the health and environmental challenges posed by pathogens and ensure hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our products contain silver dihydrogen citrate, better known as SDC. This broad-spectrum, non-toxic antimicrobial agent formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity, and mitigation of bacterial resistance. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE products into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2025, Form 10-Q for the fiscal first quarter ended October 31, 2025, Form 10-Q for the fiscal second quarter ended January 31, 2026, and Form 10-Q for the fiscal third quarter ended April 30, 2026. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

619-596-8600

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	April 30, 2026	July 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$983,000	$334,000
Accounts receivable	242,000	474,000
Inventories, net	232,000	141,000
Restricted cash	75,000	75,000
Prepaid expenses	17,000	23,000
Total current assets	1,549,000	1,047,000
Property, plant and equipment, net	9,000	11,000
Total assets	$1,558,000	$1,058,000
Liabilities and stockholders’ deficiency
Current liabilities
Accounts payable	$719,000	$784,000
Convertible notes payable to related parties, current	2,754,000	—
Accrued liabilities	181,000	154,000
Total current liabilities	3,654,000	938,000

Convertible notes payable to related parties, non-current	3,743,000	5,236,000
Total liabilities	7,397,000	6,174,000
Commitments and contingencies
Stockholders’ deficiency
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000,000 shares authorized, 130,017,569 shares issued and outstanding at April 30, 2026, and 111,886,473 at July 31, 2025	1,301,000	1,119,000
Additional paid-in capital	133,727,000	132,759,000
Accumulated deficit	(140,867,000)	(138,994,000)
Total stockholders’ deficiency	(5,839,000)	(5,116,000)
Total liabilities and stockholders’ deficiency	$1,558,000	$1,058,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended		Three months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Net product sales	$1,656,000	$1,435,000	$506,000	$489,000
Royalty revenue	2,000	3,000	-	2,000
Total revenue	1,658,000	1,438,000	506,000	491,000
Cost of goods sold	701,000	603,000	237,000	208,000
Gross profit	957,000	835,000	269,000	283,000
Operating costs and expenses
Selling, general and administrative	2,298,000	2,528,000	708,000	776,000
Research and development	239,000	243,000	79,000	91,000
Total operating costs and expenses	2,537,000	2,771,000	787,000	867,000
Loss from operations	(1,580,000)	(1,936,000)	(518,000)	(584,000)
Other income (expense)
Other income (expense), net	8,000	79,000	-	82,000
Interest expense, net	(301,000)	(210,000)	(106,000)	(78,000)
Total other income (expense)	(293,000)	(131,000)	(106,000)	4,000
Net loss	$(1,873,000)	$(2,067,000)	$(624,000)	$(580,000)
Basic and diluted net loss per share	$(0.02)	$(0.02)	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,543,047	111,856,473	110,833,042	111,856,473